As filed with the Securities and Exchange Commission on September 5, 2007

Registration No. 333-38355

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TDS CAPITAL I
TDS CAPITAL II	TELEPHONE AND DATA
TDS CAPITAL III	SYSTEMS, INC.
(Exact name of registrant as specified in their declarations of trust)	(Exact name of registrant as specified in its charter)

Delaware
Delaware
Delaware	6749	Delaware
(State or other jurisdiction of	(Primary Standard Industrial	(State or other jurisdiction of
incorporation or organization)	Classification Code Number)	incorporation or organization)

36-7208939
36-7208942
36-7208944	36-2669023
(IRS Employer	(IRS Employer
Identification Nos.)	Identification No.)

30 NORTH LASALLE STREET, SUITE 4000

CHICAGO, ILLINOIS 60602

(312) 630-1900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

LeRoy T. Carlson, Jr., President	with a copy to:
Telephone and Data Systems, Inc.	William S. DeCarlo, Esq.
30 North LaSalle Street, Suite 4000	Sidley Austin LLP
Chicago, Illinois 60602	One South Dearborn Street
(312) 630-1900	Chicago, Illinois 60603
(312) 853-7000

(Name, address, including zip code, and telephone  number, including area code, of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the registrant’s Registration Statement No. 333-38355 is being filed to convert such registration statement from Form S-3 to Form S-1, and simultaneously to remove from registration by means of such post-effective amendment the securities registered which remain unsold as a result of the termination of this offering.

Registration Statement No. 333-38355 relates to Preferred Securities of TDS Capital I, TDS Capital II and TDS Capital III (together with related Guarantees and Junior Subordinated Deferrable Interest Debentures of Telephone and Data Systems, Inc., for which no separate consideration will be received by any of the Registrants) all with an aggregate initial public offering price not to exceed $400,000,000.

Registration Statement No. 333-38355 originally was filed on Form S-3 on October 21, 1997 by Telephone and Data Systems, Inc., an Iowa corporation (“TDS Iowa”).  On May 22, 1998, TDS Iowa was merged with and into Telephone and Data Systems, Inc., a Delaware corporation (“TDS Delaware”), which had been a wholly-owned subsidiary of TDS Iowa, with TDS Delaware as the surviving corporation, for the purpose of reincorporating TDS Iowa into Delaware.

Pursuant to Rule 414 under the Securities Act of 1933, as amended, TDS Delaware adopted Registration Statement No. 333-38355 as its own by filing Post-Effective Amendment No. 1 to such Registration Statement on June 19, 1998.  This Post-Effective Amendment No. 2 relates to the following registration numbers:

TDS Capital I — 333-38355-02

TDS Capital II — 333-38355-01

TDS Capital III — 333-38355-03

Telephone and Data Systems, Inc. — 333-38355-04

The registrant is currently ineligible to file a registration statement on Form S-3 due to the untimely filing of its Forms 10-K and 10-Q.   Accordingly this post-effective amendment is being filed on Form S-1.

TDS Delaware has terminated the offering of securities registered pursuant to Registration Statement No. 333-38355.  Accordingly, the registrants hereby remove from registration by means of this post-effective amendment the securities registered which remain unsold as a result of the termination of this offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 5, 2007.

TELEPHONE AND DATA SYSTEMS, INC.

By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, each of the undersigned trusts have duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 5, 2007.

TDS CAPITAL I

By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
Regular Trustee

TDS CAPITAL II

By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
Regular Trustee

TDS CAPITAL III

By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
Regular Trustee

Signature Page to Post-Effective Amendment to Deregister

Registration Statement No. 333-38355